Exhibit 99.2

CA Healthcare Acquisition Corp. and LumiraDx Limited
Announce Effectiveness of Registration Statement and
September 28, 2021 Special Meeting to Approve Business
Combination

CA Healthcare’s Board Recommends Stockholders Vote “FOR” the Business
Combination and “FOR” all of the related proposals

All stockholders of CA Healthcare as of September 1st, 2021 are encouraged to vote their shares in advance of the Special Meeting

Stockholders who need assistance voting their shares should contact CA Healthcare’s proxy solicitor, Morrow Sodali, at 203-658-9400 or via email at cahc@info.morrowsodali.com

September 7, 2021

BOSTON—CA Healthcare Acquisition Corp. (NASDAQ: CAHC) (“CA Healthcare”), a publicly traded special purpose acquisition company, and LumiraDx Limited (“LumiraDx”), a next-generation point of care diagnostics testing company, announced that the U.S. Securities and Exchange Commission (the “SEC”) has declared effective LumiraDx’s registration statement on Form F-4 (File No. 333-257745) relating to the previously announced merger of CA Healthcare and LumiraDx. On September 3, 2021, CA Healthcare filed a definitive proxy relating to the proposed business combination.

CA Healthcare will mail stockholders as of September 1, 2021 (the “Record Date”) the definitive proxy statement/prospectus relating to the Special Meeting of CA Healthcare Stockholders (the “Special Meeting”), to be held on September 28th, 2021 at 9:00 a.m. ET. Stockholders will have until September 27th, 2021 at 11:59 p.m. ET to vote. Voting is easy and can be done in one of two ways: online or by mail. All CA Healthcare stockholders as of the Record Date are encouraged to vote for the transaction.

“We are excited about the transaction with LumiraDx and look forward to entering the final phase of our merger process” said Larry Neiterman, Chief Executive Officer of CA Healthcare.

Details of the Special Meeting

The Special Meeting to approve the pending business combination between CA Healthcare and LumiraDx, among other items, is scheduled for September 28, 2021, at 9:00 a.m. ET. The Special Meeting will be completely virtual and conducted via live webcast. Holders of CA Healthcare common stock as of the close of business on the Record Date may vote at or before the virtual Special Meeting and are encouraged to vote before 11:59 p.m. ET on September 27, 2021.

CA Healthcare has filed with the SEC a definitive proxy statement/prospectus relating to the Special Meeting and will mail the proxy statement/prospectus to stockholders who owned CA Healthcare common stock as of the Record Date.

CA Healthcare stockholders can exercise their votes online or by mail. CA Healthcare stockholders who need assistance voting or have questions regarding the Special Meeting may contact CA Healthcare’s proxy solicitor, Morrow Sodali, toll-free at (203) 658-9400 or email Morrow Sodali at cahc@info.morrowsodali.com.

If certain of the proposals at the Special Meeting are approved, the parties anticipate the business combination will close shortly thereafter, subject to the satisfaction or waiver (as applicable) of all other closing conditions.

About LumiraDx

LumiraDx is a next-generation point of care diagnostics company that is transforming community-based healthcare. Founded in 2014, the company manufactures and commercializes an innovative diagnostic Platform that supports a broad menu of tests with lab comparable performance at the point of care. LumiraDx’s diagnostic testing solutions are being deployed by governments and leading healthcare institutions across laboratories, urgent care, physician offices, pharmacy, schools, and workplaces to screen, diagnose and monitor wellness as well as disease. The company has on the market and in development 30+ tests covering infectious diseases, cardiovascular disease, diabetes and coagulation disorders, all on the LumiraDx Platform. In addition, the company has a comprehensive portfolio of fast, accurate and cost-efficient COVID-19 testing solutions from the lab to point of need.

Based in the UK with more than 1500 employees worldwide, LumiraDx is supported by institutional and strategic investors including the Bill & Melinda Gates Foundation, Morningside Ventures, U.S. Boston Capital Corporation, and Petrichor Healthcare Capital Management.

More information may be found at LumiraDx.com.

About CA Healthcare Acquisition Corp.

CA Healthcare Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information, visit www.cahcspac.com/.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or CA Healthcare’s or LumiraDx’s future financial or operating performance. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by CA Healthcare and its management, and LumiraDx and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement with respect to the business combination; 2) the outcome of any legal proceedings that may be instituted against CA Healthcare, LumiraDx or others following the announcement of the business combination and any definitive agreements with respect thereto; 3) the inability to complete the business combination due to the failure to obtain approval of the securityholders of CA Healthcare or LumiraDx or to satisfy other conditions to closing; 4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; 5) the ability to meet the Nasdaq’s listing standards following the consummation of the business combination; 6) the risk that the business combination disrupts current plans and operations of LumiraDx as a result of the announcement and consummation of the business combination; 7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of LumiraDx to grow and manage growth profitably, maintain relationships with customers, manufacturers and suppliers and retain its management and key employees; 8) costs related to the business combination; 9) changes in applicable laws or regulations; 10) the possibility that LumiraDx may be adversely affected by other economic, business and/or competitive factors; 11) LumiraDx’s estimates of its financial performance; and 12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in CA Healthcare’s Registration Statement on form S-1 filed with the Securities and Exchange Commission (“SEC”) on January 8, 2021 and the registration statement on Form F-4 and proxy statement/prospectus discussed below. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither CA Healthcare nor LumiraDx undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Additional Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, CA Healthcare has filed with the SEC a definitive proxy statement/prospectus and has mailed the definitive proxy statement/prospectus relating to the proposed business combination to its shareholders. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. CA Healthcare’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about LumiraDx, CA Healthcare and the proposed business combination. The definitive proxy statement/prospectus and other relevant materials for the proposed business combination have been mailed to shareholders of CA Healthcare as of the Record Date for voting on the proposed business combination. Such shareholders will also be able to obtain copies of the definitive proxy statement/prospectus and other documents filed with the SEC, without charge at the SEC’s website at www.sec.gov, or by directing a request to CA Healthcare Acquisition Corp., 99 Summer Street, Suite 200 Boston, MA 02110.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

CA Healthcare and its directors and executive officers may be deemed participants in the solicitation of proxies from CA Healthcare’s shareholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in CA Healthcare is contained in the definitive proxy statement/prospectus. Additional information regarding the interests of such participants is contained in the proxy statement/prospectus for the proposed business combination.

LumiraDx and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of CA Healthcare in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is contained in the definitive proxy statement/prospectus. Additional information regarding the interests of such participants is contained in the proxy statement/prospectus for the proposed business combination.

Contacts

Media:
Travis Kruse, Ph.D.
tkruse@apcoworldwide.com
+1 949 648 7286

Investor:
Aman Patel, CFA
IR@lumiradx.com
+1 443 450 4191